UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

Helbiz, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	HLBZ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	HLBZW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Security Agreement

On November 10, 2022, we entered into a Security Agreement with YA II PN, Ltd. Pursuant to that Security Agreement, in exchange for certain waivers under debentures issued to YA II PN, Ltd. in April 2022 (the “April Debentures”) and August 2022 (the “August Debentures”, and together with the April Debentures, the “Debentures”) we agreed to secure the Debentures by granting to YA II PN, Ltd. a security interest to all of our property existing at the time of the Security Agreement or acquired thereafter (the “Collateral”). The security interest in the Collateral, excluding that portion that is subject to security agreements that we entered into in March 2021, is a first priority security interest.

Waiver

On November 10, 2022, we entered into a Limited Waiver with YA II PN, Ltd. Pursuant to that Limited Waiver, YA II PN, LTd. agreed to waive until January 15, 2023 its right to receive any monthly payments that may become due as a result of the market price of the Class A common stock falling below the floor price set out in each of the August Debentures. In exchange for those waivers under the August Debentures, we agreed to amend a conversion feature of the April Debentures to reduce the floor price at which those April Debentures may be converted into shares of our Class A common stock from $0.25 to $0.15. As a result, the holder of the April Debentures may convert the April Debentures in its sole discretion at any time on or prior to maturity at the lower of $2.00 or 92.5% of the lowest daily VWAPs during the 5 consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may never be less than $0.15. We may not convert any portion of a Debenture if such conversion would result in the Debenture Holder beneficially owning more than 4.99% of our then issued common stock, provided that such limitation may be waived by the Debenture Holder with 65 days’ notice.

Item 9.01 Financial Statements and Exhibits

The following exhibits are attached to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Security Agreement, dated November 10, 2022, among YA II PN, Ltd. and the debtors named therein
10.2	Limited Waiver, dated November 10, 2022, between YA II PN, Ltd. and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2022

HELBIZ, INC.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer